CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our report dated March 8, 2000, included in this Form 10-K, into the Company's previously filed Registration Statement File Nos. 33-90086, 33-90090 and
33-90092  on Form S-8 and Nos. 333-16241,        333-89601 and 333-90441 on Form
S-3.




Chicago,  Illinois
March 13,  2000